Exhibit 99.01
Dexcom Reports Second Quarter 2019 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-July 31, 2019) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights:

•	Revenue grew 39% versus the same quarter of the prior year to $336.4 million

•	U.S. revenue growth of 40% and international revenue growth of 33%

•
Featured prominently at the 79th Scientific Sessions of the American Diabetes Association, including numerous academic papers utilizing Dexcom real-time CGM and multiple next-generation automated insulin delivery systems with Dexcom CGM integration

“Dexcom generated another outstanding quarter of growth as physicians and people with diabetes continue to embrace real-time CGM and the demonstrated benefits of Dexcom’s G6 system,” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “In light of our strong first half performance, we are once again pleased to raise our outlook for 2019 and remain confident in Dexcom’s long-term growth opportunity.”

2019 Annual Guidance

Dexcom updated its revenue, operating margin, and adjusted EBITDA expectations and reiterated gross profit guidance for full fiscal year 2019:

•	Revenue of $1.325 billion to $1.375 billion (28 - 33% growth) compared to previous expectations of $1.25 billion to $1.30 billion (21 - 26% growth)

•	Gross profit margin of 64% to 65%, consistent with prior guidance

•	Non-GAAP operating margin of approximately 7% versus previous expectations of 6%

•	Non-GAAP adjusted EBITDA margin of approximately 18.5% versus previous expectations of 18%

Second Quarter 2019 Financial Results

Revenue: In the second quarter of 2019, worldwide revenue grew 39% to $336.4 million, up from $242.5 million in the second quarter of 2018. Volume growth in conjunction with strong new patient additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: Gross profit totaled $206.5 million or 61.4% of sales for the second quarter of 2019, compared to $153.6 million or 63.3% of sales in the second quarter of 2018.

Operating Loss/Income: GAAP operating loss for the second quarter of 2019 was $0.8 million, compared to a GAAP operating loss of $4.9 million for the second quarter of 2018.

Non-GAAP operating income* for the second quarter of 2019 was $6.2 million, compared to a non-GAAP operating loss of $2.2 million for the second quarter of 2018. The second quarter 2019 non-GAAP amount excludes $6.7 million of business transition and related costs and the second quarter 2018 non-GAAP amount excludes $2.7 million of such costs.

Net Loss/Income and Net Loss/Income per Share: GAAP net loss was $10.5 million, or $0.12 per share, for the second quarter of 2019, compared to GAAP net income of $30.2 million, or $0.34 per diluted share, for the same quarter of 2018. GAAP net income for the second quarter of 2018 included $42.7 million of income from equity investments.

Non-GAAP net income* was $7.8 million, or $0.08 per diluted share, for the second quarter of 2019, compared to a non-GAAP net loss of $6.5 million, or $0.07 per share, for the same quarter of 2018. The second quarter 2019 non-GAAP amount excludes $6.7 million of business transition and related costs and $11.3 million of non-cash interest expense related to Dexcom’s senior convertible notes. The second quarter 2018 non-GAAP amount excludes $2.7 million of business transition and related costs, $3.3 million of non-cash interest expense related to DexCom’s senior convertible notes, and $42.7 million of income from equity investments.

Cash and Liquidity: As of June 30, 2019, Dexcom held $1.378 billion in cash and marketable securities and our revolving credit facility remains undrawn. The cash balance includes the net proceeds from Dexcom’s fourth quarter 2018 convertible notes offering and represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to “About Us,” then “Investor Relations,” and then “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “47626297” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on February 21, 2019. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	June 30, 2019	December 31, 2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$709.2	$1,137.0
Short-term marketable securities	668.3	248.6
Accounts receivable, net	217.3	226.7
Inventory	117.9	70.7
Prepaid and other current assets	31.5	16.5
Total current assets	1,744.2	1,699.5
Property and equipment, net	253.2	183.1
Operating lease right-of-use assets	35.8	—
Goodwill	18.7	18.7
Other assets	14.0	14.7
Total assets	$2,065.9	$1,916.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$196.7	$147.1
Accrued payroll and related expenses	73.9	72.4
Operating lease liabilities, current portion	14.1	—
Deferred revenue	3.5	2.9
Total current liabilities	288.2	222.4
Long-term senior convertible notes	1,034.7	1,010.3
Operating lease liabilities, net of current portion	37.2	—
Other long-term liabilities	17.5	20.0
Total liabilities	1,377.6	1,252.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 92.0 million and 91.2 million shares issued and outstanding, respectively, at June 30, 2019; and 91.1 million and 90.0 million shares issued and outstanding, respectively, at December 31, 2018	0.1	0.1
Additional paid-in capital	1,620.4	1,560.6
Accumulated other comprehensive income	2.0	1.5
Accumulated deficit	(834.2)	(798.9)
Treasury stock, at cost; 0.8 million shares at June 30, 2019 and December 31, 2018	(100.0)	(100.0)
Total stockholders’ equity	688.3	663.3
Total liabilities and stockholders’ equity	$2,065.9	$1,916.0

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$336.4	$242.5	$616.9	$426.9
Cost of sales	129.9	88.9	241.6	154.4
Gross profit	206.5	153.6	375.3	272.5
Operating expenses:
Research and development	69.0	47.2	128.0	92.0
Selling, general and administrative	138.3	111.3	262.5	216.1
Total operating expenses	207.3	158.5	390.5	308.1
Operating loss	(0.8)	(4.9)	(15.2)	(35.6)
Interest expense	(15.0)	(4.8)	(29.9)	(9.6)
Income (loss) from equity investments	—	42.7	(4.2)	50.1
Interest and other income (expense), net	6.5	(3.4)	13.4	0.7
Income (loss) before income taxes	(9.3)	29.6	(35.9)	5.6
Income tax expense (benefit)	1.2	(0.6)	1.5	(0.4)
Net income (loss)	$(10.5)	$30.2	$(37.4)	$6.0

Basic net income (loss) per share	$(0.12)	$0.34	$(0.41)	$0.07
Shares used to compute basic net income (loss) per share	91.1	88.2	90.7	87.7
Diluted net income (loss) per share	$(0.12)	$0.34	$(0.41)	$0.07
Shares used to compute diluted net income (loss) per share	91.1	89.4	90.7	88.8

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
U.S. revenue	$266.3	$189.6	$476.8	$335.0
Year over year growth	40%	35%	42%	30%
% of total revenue	79%	78%	77%	78%

International revenue	$70.1	$52.9	$140.1	$91.9
Year over year growth	33%	78%	52%	65%
% of total revenue	21%	22%	23%	22%

Total revenue (1)	$336.4	$242.5	$616.9	$426.9
Year over year growth	39%	42%	45%	36%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sensor and other revenue(2) (3)	$260.4	$179.4	$472.3	$311.3
Year over year growth	45%	47%	52%	40%
% of total revenue	77%	74%	77%	73%

Transmitter revenue(2)	$57.6	$43.9	$107.2	$81.6
Year over year growth	31%	26%	31%	27%
% of total revenue	17%	18%	17%	19%

Receiver revenue	$18.4	$19.1	$37.4	$33.9
Year over year growth	(4)%	36%	10%	31%
% of total revenue	5%	8%	6%	8%

Total revenue(1)	$336.4	$242.5	$616.9	$426.9
Year over year growth	39%	42%	45%	36%

(1) The sum of the revenue components may not equal total revenue due to rounding.
(2) Includes allocated subscription revenue.
(3) Includes services, freight, accessories, etc.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018 (As Adjusted)(1)	2019	2018 (As Adjusted)(1)
GAAP operating loss	$(0.8)	$(4.9)	$(15.2)	$(35.6)
Amortization of intangible assets	0.3	—	0.7	—
Business transition and related costs(2)	6.7	2.7	13.1	4.7
Non-GAAP operating income (loss)	$6.2	$(2.2)	$(1.4)	$(30.9)

GAAP net income (loss)	$(10.5)	$30.2	$(37.4)	$6.0
Share-based compensation	29.7	25.6	54.7	50.2
Depreciation and amortization	11.6	6.7	21.5	12.7
Business transition and related costs(2)	5.6	2.7	11.7	4.7
(Income) loss from equity investments(3)	—	(42.7)	4.2	(50.1)
Interest expense and interest income	8.3	2.6	15.8	5.9
Income tax expense	1.2	(0.6)	1.5	(0.4)
Adjusted EBITDA	$45.9	$24.5	$72.0	$29.0

GAAP net income (loss)	$(10.5)	$30.2	$(37.4)	$6.0
Amortization of intangible assets	0.3	—	0.7	—
Business transition and related costs(2)	6.7	2.7	13.1	4.7
Non-cash interest expense(4)	11.3	3.3	22.6	6.6
(Income) loss from equity investments(3)	—	(42.7)	4.2	(50.1)
Tax effect of adjustments(4)	—	—	—	—
Non-GAAP net income (loss)	$7.8	$(6.5)	$3.2	$(32.8)

GAAP diluted net income (basic net loss) per share(7)	$(0.12)	$0.34	$(0.41)	$0.07
Impact of diluted shares on net income (basic net loss) per share(7)	—	—	0.01	—
Amortization of intangible assets	—	—	0.01	—
Business transition and related costs(2)	0.07	0.03	0.14	0.05
Non-cash interest expense(4)	0.12	0.04	0.25	0.08
(Income) loss from equity investments(3)	—	(0.48)	0.05	(0.57)
Tax effect of adjustments(5)	—	—	—	—
Non-GAAP diluted net income (basic net loss) per share(6)(7)	$0.08	$(0.07)	$0.03	$(0.37)

Shares used in GAAP basic per share calculations	91.1	88.2	90.7	87.7
Shares used in non-GAAP diluted per share calculations	92.1	89.4	92.1	88.8

(1) The 2018 non-GAAP presentation is adjusted to include amortization of intangible assets and business transition and related costs to conform to the 2019 presentation.
(2) Business transition costs are primarily related to the activities that DexCom announced on February 21, 2019.
(3) (Income) loss from equity investments is related to our investment in Tandem Diabetes Care, Inc.
(4) Non-cash interest expense represents accretion of the debt discount associated with our 2022 and 2023 Senior Convertible Notes.
(5) We are tax-effecting GAAP-only items at a 0% tax rate because we record a full valuation allowance on our deferred tax assets.
(6) The sum of the basic and diluted non-GAAP net income (loss) per share components may not equal the totals due to rounding.
(7) Basic and diluted net loss per share are the same because in loss periods common share equivalents are anti-dilutive and therefore excluded from the calculation of diluted loss per share. The per share adjustments labeled “Impact of diluted shares on net income (basic net loss) per share” are necessary to transition from or to diluted net income per share, which includes diluted shares.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated July 31, 2019 contains non-GAAP financial measures. Table E reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

DexCom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from non-GAAP operating income (loss):

•	Non-cash collaborative research and development fees

•	Amortization of intangible assets

•	Business transition and related costs

In addition, we exclude the following items from non-GAAP net income (loss) and non-GAAP net income (loss) per share:

•	Income and loss from equity investments

•	Non-cash interest expense on senior convertible notes

•	Income tax effects of non-GAAP adjustments

We believe that presentation of financial results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results as well as comparison of operating results across reporting periods. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management.

The following are descriptions of the items we exclude from non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-cash collaborative research and development fees. Collaborative research and development fees under our 2018 collaboration agreement with Verily Life Sciences may be paid in cash or shares of our common stock, at our election. We exclude non-cash collaborative research and development fees that we pay using shares of our common stock from our non-GAAP financial measures.

Amortization of intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. We exclude these non-cash amortization charges from our non-GAAP financial measures.

Business transition and related costs. Represents costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities. We exclude business transition and related costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Income and loss from equity investments. Income and loss from equity investments is related to our investment in Tandem Diabetes Care. We exclude income and loss from equity investments from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Non-cash interest expense. Represents the accretion of the debt discount associated with our 2022 Notes and 2023 Senior Convertible Notes. We exclude these non-cash interest expenses from our non-GAAP financial measures.

Income tax effects of non-GAAP adjustments. We currently reflect no income tax effects for our non-GAAP adjustments because we record a full valuation allowance on our deferred tax assets.

Adjusted EBITDA excludes non-cash operating charges for share-based compensation and depreciation and amortization as well as non-operating items such as interest income, interest expense, income and loss from equity investments, and income tax expense. Adjusted EBITDA also excludes non-cash collaborative research and development fees and business transition and related costs for the reasons explained above.